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                                                                    EXHIBIT 99.1



                                             CONTACT:
                                             Jenifer Kirtland
                                             Senior Director, Investor Relations
                                             408/432-4270


             MAXTOR(R) CORPORATION REPORTS STRONG FINANCIAL RESULTS
                         FOR THE FOURTH QUARTER OF 2000

               CONSISTENT STRONG EXECUTION RESULTED IN PROFITS FOR
                       THE FOURTH QUARTER AND FISCAL YEAR

MILPITAS, CALIF., JANUARY 24, 2001 -- Maxtor Corporation (NASDAQ: MXTR) today announced strong financial results for the fourth quarter ended December 30, 2000. Revenue for the quarter was $727.2 million, 5% above revenue of $690.6 million in the fourth quarter of 1999. The company reported net income of $5.0 million in the fourth quarter of 2000 compared with $4.0 million in the fourth quarter of 1999. Diluted earnings per share were $0.04 for the fourth quarter of 2000 compared with $0.03 for the same quarter in 1999. Included in the recent fourth quarter results was a pre-tax charge of $7.7 million, representing the settlement of a legal dispute that has been resolved pending final Court approval in February. Excluding this charge, net income in the fourth quarter would have been $12.1 million and diluted earnings per share would have been $0.10.

     Revenue for 2000 was $2.7 billion compared with $2.5 billion in 1999. Net income was $31.8 million, or $0.27 per share, in 2000, compared with a net loss of $50.1 million, or $(0.48) per share, in 1999.

     "This was an outstanding quarter for Maxtor," said Mike Cannon, president and CEO. "During the fourth quarter, we shipped 7.4 million drives and generated a gross profit margin of 14.5%. Inventory turns improved to 23.3 compared with
21.6 in the third quarter, and we increased cash and marketable securities by $25 million to $376 million at year-end compared with $351 million at the end of September 2000.

     "The strength of the quarter and the year was the result of Maxtor's continued focus on consistent execution and our ability to quickly respond to changing market conditions. We were able to rapidly ramp up production of new products, especially the 20 GB per disk

Maxtor Reports Strong Fourth Quarter 2000 Financial Results
January 24, 2001


configuration; we managed the supply chain effectively; and we were able to meet customer requirements while improving asset utilization."

     "We continued to make progress with our network attached storage business. Our MaxAttach line generated $5.9 million in revenue in the fourth quarter, an increase of 22% from the third quarter. In addition, our recently-introduced 1394 External Storage solution, which allows users up to 80 GB of additional storage for video editing, MP3 downloads, digital photos and games, saw good consumer acceptance in the quarter."

     "We are working closely with Quantum to complete the proposed merger of Quantum's Hard Disk Drive Group with Maxtor. In December, we cleared the Hart-Scott-Rodino regulatory requirement and received European Union approval for the combination to proceed. Once the SEC has declared the final registration statement effective, we will send a joint proxy statement out to shareholders of Maxtor and Quantum and schedule a shareholder meeting. We continue to anticipate a closing in late March or April, pending stockholder approvals," concluded Mr. Cannon.

ABOUT MAXTOR

     Maxtor Corporation is a leading supplier of information storage solutions. The company's current hard disk drive products include the award-winning DiamondMax(TM) and DiamondMax Plus line of products for mainstream and high performance personal computers and consumer electronics applications, as well as the DiamondMax VL line for entry-level PCs. Maxtor also offers a new 1394 External Storage(TM) solution and the MaxAttach(TM) family of network attached storage servers.

     Maxtor's leadership position has been built by consistently providing leading products, and by delivering high levels of quality and support for its customers. More information about Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on Nasdaq under the MXTR symbol.

SAFE HARBOR

     This release contains forward-looking statements concerning the hard disk drive and network attached storage industries, Maxtor's execution, and the consummation of the combination with Quantum's Hard Disk Drive Group. These statements are based on current



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expectations and are subject to risks and uncertainties which could materially affect the company's results, including, but not limited to, market demand for hard disk drives and server appliances, market acceptance of the company's products, the company's ability to execute future production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, pricing trends, and actions by competitors. Risks regarding the consummation of the combination with Quantum HDD include receipt of stockholder approval and satisfaction of customary closing documents, the inability to successfully integrate the businesses of Quantum's HDD operations and Maxtor, costs related to the merger, and labor integration issues. These and other risk factors are contained in periodic reports filed with the SEC, including, but not limited to, the Form 10-K for fiscal 1999, recent 10-Qs and the registration statement on Form S-4 related to the combination with Quantum HDD. Maxtor is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed transaction, Maxtor has filed a registration statement on Form S-4 and Quantum has filed a proxy statement-prospectus, each with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT-PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the registration statement and the proxy statement-prospectus and other documents filed by Quantum and Maxtor with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the registration statement and other documents filed by Maxtor with the Securities and Exchange Commission may also be obtained from Maxtor by directing a request to Maxtor,
Attention: Jenifer Kirtland, 408-432-4270. Free copies of the proxy statement-prospectus and other documents filed by Quantum with the Securities and Exchange Commission may also be obtained from Quantum by directing a request to Quantum, Attention: Chris Golson, 408-894-5590.

CONFERENCE CALL
     Maxtor has scheduled a conference call for financial analysts and investors today, Wednesday, January 24, 2001 at 2:30 p.m. PST to discuss the fourth quarter results and an outlook on financial results going forward. The dial-in number for the live call is (800) 482-5567. The call will be webcast on the company's site at www.maxtor.com. There will be a replay available shortly following the call through January 31, 2001. The dial-in number for the replay is (800) 696-1558, access code 897329.



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Maxtor Reports Strong Fourth Quarter 2000 Financial Results
January 24, 2001


                               MAXTOR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                            December 30,    January 1,
                                                                2000           2000
                                                             ----------      --------
                                                                   (Unaudited)
ASSETS
Current assets:
      Cash and marketable securities ...................    $  376,177      $353,922
      Accounts receivable, net .........................       284,654       231,616
      Inventories, net .................................       106,405       103,854
      Prepaid expenses and other .......................        34,577        12,338
                                                            ----------      --------
           Total current assets ........................       801,813       701,730

Property, plant and equipment, net .....................       165,926       132,089
Goodwill and other intangible assets, net ..............        44,237        55,107
Other assets ...........................................        13,679        17,409
                                                            ----------      --------
           Total assets ................................    $1,025,655      $906,335
                                                            ==========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Short-term borrowings, including current portion
                of long-term debt ......................    $   15,432      $  5,000
      Accounts payable .................................       421,338       404,874
      Accrued and other liabilities ....................       191,277       127,321
                                                            ----------      --------
              Total current liabilities ................       628,047       537,195

Long-term debt .........................................        92,259       113,770
                                                            ----------      --------
           Total liabilities ...........................       720,306       650,965
Total stockholders' equity .............................       305,349       255,370
                                                            ----------      --------
           Total liabilities and stockholders' equity ..    $1,025,655      $906,335
                                                            ==========      ========


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Maxtor Reports Strong Fourth Quarter 2000 Financial Results
January 24, 2001


                               MAXTOR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands except share and per share amounts)


                                                              Three months ended                   Twelve months ended
                                                        -------------------------------     -------------------------------
                                                         December 30,       January 1,       December 30,       January 1,
                                                            2000              2000              2000              2000
                                                        -------------     -------------     -------------     -------------
                                                         (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Total revenue                                           $     727,185     $     690,624     $   2,704,859     $   2,486,123
Total cost of revenue                                         621,753           608,401         2,328,345         2,287,316
                                                        -------------     -------------     -------------     -------------
Gross profit                                                  105,432            82,223           376,514           198,807

Operating expenses:
      Research and development                                 63,573            49,614           235,006           191,511
      Selling, general and administrative                      35,265            26,483           110,507            91,711
      Acquired in-process technology                               --                --                --             7,028
      Amortization of goodwill and intangible assets            2,346             2,520             9,906             3,118
                                                        -------------     -------------     -------------     -------------
           Total operating expenses                           101,184            78,617           355,419           293,368
                                                        -------------     -------------     -------------     -------------

Income from operations                                          4,248             3,606            21,095           (94,561)

Interest expense                                               (3,326)           (3,753)          (13,731)          (13,723)
Interest and other income                                       4,346             4,049            26,111            15,592
Gain on sale of investment                                         --                --                --            44,085
                                                        -------------     -------------     -------------     -------------

Income (Loss) before income taxes                               5,268             3,902            33,475           (48,607)
Provision for income taxes                                        263               (91)            1,673             1,541
                                                        -------------     -------------     -------------     -------------

Net Income (Loss)                                       $       5,005     $       3,993     $      31,802     $     (50,148)
                                                        =============     =============     =============     =============


Net income (Loss) per share - basic                     $        0.04     $        0.04     $        0.28     $       (0.48)

Net income (Loss) per share - diluted                   $        0.04     $        0.03     $        0.27     $       (0.48)

Shares used in per share calculation
           -basic                                         116,179,938       113,341,080       115,225,179       105,503,281
           -diluted                                       119,038,276       115,237,590       119,115,982       105,503,281